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                                                               EXHIBIT 99.(a)(4)

                              BROKER DEALER LETTER

                        PENN TREATY AMERICAN CORPORATION

        OFFER TO EXCHANGE 6-1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2008
                               FOR ALL OUTSTANDING
                 6-1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2003



                                                                 August 28, 2002

To:  Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

         Penn Treaty American Corporation ("Penn Treaty") is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the Offering Circular, dated August 28, 2002 (the "Offering Circular"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), its 6-1/4% Convertible Subordinated Notes due 2008 (the "Exchange Notes") for all outstanding 6-1/4% Convertible Subordinated Notes due 2003 (the "Subordinated Notes").

         We are requesting that you contact your clients for whom you hold Subordinated Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Subordinated Notes registered in your name or in the name of your nominee, or who hold Subordinated Notes registered in their own names, we are enclosing the following documents:

                  1.       Offering Circular, dated August 28, 2002;

                  2. The Letter of Transmittal for your use and for the information of your clients;

                  3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for the Subordinated Notes are not immediately available, time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below), or if the procedure for book-entry transfer cannot be completed on a timely basis;

                  4. A form of letter which may be sent to your clients for whose account you hold Subordinated Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

                  5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

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         YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT
12:00 A.M., NEW YORK CITY TIME, ON SEPTEMBER 26, 2002, UNLESS EXTENDED BY PENN TREATY (AS IT MAY BE EXTENDED, "THE EXPIRATION DATE"). THE SUBORDINATED NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE OR AT ANY TIME AFTER DECEMBER 31, 2002 IF WE HAVE NOT ACCEPTED THE TENDERED SUBORDINATED NOTES FOR EXCHANGE BY THAT DATE.

         Unless a holder of the Subordinated Notes complies with the procedures described in the Offering Circular under the caption "The Exchange Offer - Guaranteed Delivery Procedures," the holder must do one of the following on or prior to the Expiration Date to participate in the Exchange Offer:

     o tender the Subordinated Notes by sending the certificates for the Subordinated Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to Wells Fargo Bank Minnesota, N.A., as Exchange Agent, at the address listed in the Offering Circular under the caption "The Exchange Offer - Exchange Agent"; or

     o tender the Subordinated Notes by using the book-entry procedures described in the Offering Circular under the caption "The Exchange Offer - Book Entry Transfer" and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (defined below) instead of the Letter of Transmittal, to the Exchange Agent.

         In order for a book-entry transfer to constitute a valid tender of Subordinated Notes in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a "Book-Entry Confirmation") of the Subordinated Notes into the Exchange Agent's account at The Depository Trust Company prior to the Expiration Date. The term "Agent's Message" means a message, transmitted by The Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of Subordinated Notes that the holder has received and has agreed to be bound by the Letter of Transmittal.

         If a registered holder of Subordinated Notes wishes to tender the Subordinated Notes in the Exchange Offer, but (a) the certificates for the Subordinated Notes are not immediately available, (b) time will not permit the certificates for the Subordinated Notes or other required documents to reach the Exchange Agent before the Expiration Date, or (c) the procedure for book-entry transfer cannot be completed before the Expiration Date, a tender of Subordinated Notes may be effected by following the Guaranteed Delivery Procedures described in the Offering Circular under the caption "The Exchange Offer - Guaranteed Delivery Procedures."

         Penn Treaty will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of Subordinated Notes held by them as nominee or in a fiduciary capacity. Penn Treaty will pay or


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cause to be paid all stock transfer taxes applicable to the exchange of
Subordinated Notes in the Exchange Offer, except as set forth in Instruction 13 of the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank Minnesota, N.A., the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal or Philadelphia Brokerage Corporation, the Information Agent for the Exchange Offer, at the address and telephone numbers set forth in the Offering Circular.

                                          Very truly yours,

                                          Penn Treaty American Corporation
Enclosures



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     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY
OTHER PERSON AS AN AGENT OF PENN TREATY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.
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